As filed with the Securities and Exchange Commission on February 27, 2015

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Shutterstock, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0812659
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

350 Fifth Avenue, 21st Floor

New York, NY 10118

(Address of Principal Executive Offices)

Shutterstock, Inc. 2012 Omnibus Equity Incentive Plan

Shutterstock, Inc. 2012 Employee Stock Purchase Plan

(Full Title of the Plans)

Jonathan Oringer

Chief Executive Officer

Shutterstock, Inc.

350 Fifth Avenue, 21st Floor

New York, NY 10118

(646) 419-4452

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Brian B. Margolis, Esq.

Orrick, Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

(212) 506-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share
To be issued under the 2012 Omnibus Equity Incentive Plan	3,125,603 shares	(2)	$57.22	(3)	$178,847,003.66	$20,782.02
To be issued under the 2012 Employee Stock Purchase Plan	3,000,000 shares	(4)	$48.64	(5)	$145,920,000.00	$16,955.90
Total:	6,125,603 shares		—		$324,767,003.66	$37,737.92

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the Registrant’s common stock that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)

Represents additional shares of the Registrant’s common stock available for issuance under the 2012 Omnibus Equity Incentive Plan resulting from automatic annual increases of 1,068,076, 1,052,129 and 1,005,398 shares on January 1, 2015, 2014 and 2013, respectively, which annual increase is provided for in the 2012 Omnibus Equity Incentive Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of $57.22 per share, which is the average of the high and low prices of the Registrant’s common stock on the New York Stock Exchange on February 24, 2015.

(4)

Represents additional shares of the Registrant’s common stock available for issuance under the 2012 Employee Stock Purchase Plan resulting from automatic annual increases of 1,000,000 shares on each of January 1, 2015, 2014 and 2013, respectively, which annual increase is provided for in the 2012 Employee Stock Purchase Plan.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of $48.64 per share, which represents 85% of $57.22, the average of the high and low prices of the Registrant’s common stock on the New York Stock Exchange on February 24, 2015. Pursuant to the 2012 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of the shares of the Registrant’s common stock will generally be 85% of the lower of the fair market value of the Registrant’s common stock on the first trading day of the offering period or on the exercise date.

Explanatory Note

This Registration Statement on Form S-8 registers an additional 3,125,603 shares of common stock issuable under the Shutterstock, Inc. 2012 Omnibus Equity Incentive Plan and an additional 3,000,000 shares of common stock issuable under the Shutterstock, Inc. 2012 Employee Stock Purchase Plan. Pursuant to General Instruction E to Form S-8, Shutterstock, Inc. incorporates by reference into this Registration Statement the contents of its registration statements relating to such plans filed on Form S-8 on October 11, 2012 (File No. 333-184371), and October 23, 2012 (File No. 333-184544), except as expressly modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits

See Exhibit Index immediately following the signature page of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 27, 2015.

SHUTTERSTOCK, INC.

By:	/s/ Jonathan Oringer
Jonathan Oringer
Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Jonathan Oringer, Timothy E. Bixby and Laurie Harrison, and each of them, as attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jonathan Oringer	Chief Executive Officer and Director	February 27, 2015
Jonathan Oringer	(Principal Executive Officer)

/s/ Timothy E. Bixby	Chief Financial Officer	February 27, 2015
Timothy E. Bixby	(Principal Financial and Accounting Officer)

/s/ Steven Berns	Director	February 27, 2015
Steven Berns

/s/ Jeff Epstein	Director	February 27, 2015
Jeff Epstein

/s/ Thomas R. Evans	Director	February 27, 2015
Thomas R. Evans

/s/ Jeffrey Lieberman	Director	February 27, 2015
Jeffrey Lieberman

/s/ Jonathan Miller	Director	February 27, 2015
Jonathan Miller

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EXHIBIT INDEX

Exhibit
Number	Name
4.1

Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-181376), filed on June 29, 2012, and incorporated herein by reference).

4.2

Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-181376), filed on June 29, 2012, and incorporated herein by reference).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1

2012 Omnibus Equity Incentive Plan and Form of Award Agreements (previously filed as Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (File No. 001-35669), filed on February 27, 2015, and incorporated herein by reference).

99.2

2012 Employee Stock Purchase Plan and Form of Subscription Agreement (previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-181376), filed on June 29, 2012, and incorporated herein by reference).

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